As filed with the Securities and Exchange Commission on July 1, 2004
================================================================================

                                                 Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            THE WASHTENAW GROUP, INC.
             (Exact name of Registrant as specified in its charter)


        Michigan                                    20-0126218
--------------------------------         -------------------------------------
--------------------------------         -------------------------------------
  (State of Incorporation)               (I.R.S. Employer Identification No.)

--------------------------------------------------------------------------------
                    (Address of principal executive offices)



                         Stock Option and Incentive Plan

                            (Full title of the plan)




                                Howard M. Nathan
                   Vice President and Chief Financial Officer
                            The Washtenaw Group, Inc.
                               3767 Ranchero Drive
                            Ann Arbor, Michigan 48108
                                 (734) 662-9733

                      (Name, address of agent for service)

                          Copies of Communications To:

                             Edward L. Lublin, Esq.
                             Karim K. Shehadeh, Esq.
                                 Blank Rome LLP
                     Watergate, 600 New Hampshire Avenue, NW
                              Washington, DC 20037
                                  202-772-5800

================================================================================



                         CALCULATION OF REGISTRATION FEE

============================== ===================== ========================= ======================= =====================
                                                         Proposed Maximum         Proposed Maximum
     Title of Securities           Amount to be              Offering                Aggregate              Amount of
      To be Registered            Registered (1)         Price per Share           Offering Price        Registration Fee
------------------------------ --------------------- ------------------------- ----------------------- ---------------------
Common Stock, par value            418,530 shares            $4.00(2)                   $1,674,120            $212.11
$0.01 per share
------------------------------ --------------------- ------------------------- ----------------------- ---------------------
Common Stock, par value          21,470 shares(3)            $4.00(4)                      $85,880             $10.88
$0.01 per share
------------------------------ --------------------- ------------------------- ----------------------- ---------------------
Totals                             440,000 shares             ---                       $1,760,000            $222.99
============================== ===================== ========================= ======================= =====================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange within the five business days prior to the filing of this Registration Statement.

(3) Represents the total number of shares of Common Stock issuable upon the exercise of stock options granted to date under the Plan.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange within the five business days prior to the filing of this Registration Statement.

                                     PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) of PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The Washtenaw Group, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register up to 440,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), issuable to key employees and directors of the Registrant and its affiliates under the Stock Option and Incentive Plan (the "Plan"). The documents containing the information required in Part I of the Registration Statement will be sent or given to each participant in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8. Such documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request by a participant in the Plan, the Registrant will provide to such participant, without charge, any document incorporated by reference in Item 3 of Part II of this Registration Statement, which is incorporated by reference into the Section 10(a) prospectus, and any document required to be delivered to a participant in the Plan pursuant to Rule 428(b) under the Securities Act. All requests should be directed to Howard M. Nathan, Vice President Chief Financial Officer of the Registrant, 3767 Ranchero Drive, Ann Arbor, Michigan 48108, telephone number (734) 662-9733.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

o The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004.

o The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 13, 2004.

o The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2004.

o The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2004.

o All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2003.

o The description of the Registrant's Common Stock contained in the Registrant's Form 10 (File No. 001-31795), as filed with the Commission on September 11, 2003, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In accordance with Sections 561-564b of the Michigan Business Corporation Act, as amended (the "MBCA"), which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIII of the Registrant's Articles of Incorporation provides that the Registrant is obligated to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Registrant, is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit, or proceeding and any appeal therefrom. Indemnification may include payment by the Registrant of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the indemnified party to repay such payment if it is ultimately determined that such person is not entitled to indemnification under Article XIII of the Registrant's Articles of Incorporation. The Registrant shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the board of directors of the Registrant in the manner required by Section 564a of the MBCA.

         Article XIV of the Registrant's Articles of Incorporation contains provisions which limit personal liability of members of the Registrant's board of directors for violations of their fiduciary duties, except (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 551of the MBCA, or
(iv) for any transaction from which the director derived any improper personal benefit. Article XIV of the Registrant's Articles of Incorporation also provides that if the MBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of the Registrant's directors shall be eliminated or limited to the fullest extent permitted by the MBCA, as so amended.

         The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrar or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the Articles of Incorporation.

         The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining qualified persons to serve the Registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant since certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the Registrant to an indemnified party.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

Exhibit Number    Description

3.1               Articles of Incorporation of The Washtenaw Group, Inc.
                  (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10 (File No. 001-31795), filed with the Commission on September 11, 2003, including any amendment or report filed for the purpose of updating such description ("Form 10"))

3.2 Bylaws of The Washtenaw Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10)

4.1               Form of Common Stock Certificate of The Washtenaw Group, Inc.
                  (incorporated by reference to Exhibit 4 to the Registrant's Form 10)

5.1               Opinion of Payne, Payne, Broder & Fossee, P.C.

10.1              Stock Option and Incentive Plan

23.1              Consent of Payne, Payne, Broder & Fossee, P.C. (included in
                  Exhibit 5.1)

23.2              Consent of Crowe Chizek and Company LLC

24.1              Powers of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the 1933 Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, State of Michigan, on this 1st day of July 2004.

                THE WASHTENAW GROUP, INC. (Registrant)

                By:      /s/Charles C. Huffman
                         -----------------------------------
                         Charles C. Huffman
                         Chief Executive Officer
                         and Chairman of the Board

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles C. Huffman, with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                                           Date

/s/ Charles C. Huffman                   Chief Executive Officer and Chairman of the Board           July 1, 2004
------------------------------------
Charles C. Huffman                       (Principal Executive Officer)
/s/ Robert C. Huffman                    President and Director                                      July 1, 2004
------------------------------------
Robert C. Huffman
/s/ Howard M. Nathan                     Chief Financial Officer, Secretary and Director             July 1, 2004
------------------------------------
Howard M. Nathan                         (Principal Financial and Accounting Officer)
/s/ Raleigh E. Allen, Jr.                Director                                                    July 1, 2004
-----------------------------------------
Raleigh E. Allen, Jr.
/s/ Brenda L. Jones                      Director                                                    July 1, 2004
------------------------------------
Brenda L. Jones
/s/ Timothy J. Ryan                      Director                                                    July 1, 2004
------------------------------------
Timothy J. Ryan
/s/ S. Lynn Stokes                       Director                                                    July 1, 2004
------------------------------------
S. Lynn Stokes
/s/ Scott D. Miller                      Director                                                    July 1, 2004
------------------------------------
Scott D. Miller
/s/ Michael N. Clemens                   Director                                                    July 1, 2004
------------------------------------
Michael N. Clemens

                                  EXHIBIT INDEX

Exhibit Number    Description

3.1               Articles of Incorporation of The Washtenaw Group, Inc.
                  (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10 (File No. 001-31795), filed with the Commission on September 11, 2003, including any amendment or report filed for the purpose of updating such description ("Form 10"))

3.2 Bylaws of The Washtenaw Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10)

4.1               Form of Common Stock Certificate of The Washtenaw Group, Inc.
                  (incorporated by reference to Exhibit 4 to the Registrant's Form 10)

5.1               Opinion of Payne, Payne, Broder & Fossee, P.C.

10.1              Stock Option and Incentive Plan

23.1              Consent of Payne, Payne, Broder & Fossee, P.C. (included in
                  Exhibit 5.1)

23.2              Consent of Crowe Chizek and Company LLC

24.1              Powers of Attorney (included on signature page)